As filed with the U.S. Securities and Exchange Commission on May 30, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TRISALUS LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	85-3009869
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6272 W. 91st Ave.
Westminster, Colorado 80031
(888) 321-5212

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mary Szela
Chief Executive Officer
6272 W. 91st Ave.

Westminster, Colorado 80031
(888) 321-5212

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Matt Browne
Carlos Ramirez
Cooley LLP
10265 Science Center Dr
San Diego, California 92121
(858) 550-6000

Approximate date of commencement of proposed sale to the public:
From time to time on or after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling security holders named in this preliminary prospectus may not sell these shares until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these shares, and neither we nor the selling stockholders seek an offer to buy these shares in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated May 30, 2025

PRELIMINARY PROSPECTUS

5,500,000 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, by the Selling Stockholders identified in this prospectus (the “Selling Stockholders”), or their permitted transferees, of up to an aggregate of 5,500,000 shares of common stock, $0.0001 par value per share (“Common Stock”) of TriSalus Life Sciences, Inc. (the “Company,” “TriSalus,” “we,” or “us”). An aggregate of 5,500,000 shares of Common Stock were sold to the Selling Stockholders in a private placement that closed on May 2, 2025 (the “Private Placement”). See the section of this prospectus titled “Selling Stockholders” for additional information regarding the Selling Stockholders.

We are not selling any shares of our Common Stock under this prospectus, and we will not receive any of the proceeds from the sale of shares of our Common Stock by the Selling Stockholders. We will bear all costs, expenses and fees in connection with the registration of the Common Stock. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of Common Stock. We are registering the shares of our Common Stock for sale by the Selling Stockholders to satisfy certain registration rights that we have granted to the Selling Stockholders. See the section of this prospectus titled “Selling Stockholders” for more information.

The Selling Stockholders may offer and sell the shares covered by this prospectus in a number of different ways and at varying prices. If any underwriters, dealers or agents are involved in the sale of any of the shares, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No shares may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such shares. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our securities.

Our Common Stock is listed on the Nasdaq Global Market under the ticker symbol “TLSI”. On May 29, 2025, the last reported sales price of our Common Stock was $5.48 per share.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company. We are incorporated in Delaware.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors ” beginning on page 4 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated            , 2025

For investors outside of the United States: Neither we, nor the Selling Stockholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our shares and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the U.S. Securities and Exchange Commission (the “SEC”) before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the Common Stock offered by them described in this prospectus. We will not receive any proceeds from the sale of shares of Common Stock pursuant to this prospectus.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these shares in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before deciding to invest in any of the shares being offered. The information contained in this prospectus and any supplement to this prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and any prospectus supplement delivered with this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This includes, without limitation, statements regarding the financial position, business strategy, the plans and objectives of management for future operations, statements regarding future economic conditions or performance and statements of belief and any statement of assumptions underlying any of the foregoing. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. We have based these forward-looking statements on our current expectations and projections about future events. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. You should not place undue reliance on these forward-looking statements. There are no guarantees that the transactions and events described will happen as described (or that they will happen at all). Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety together with other information in this prospectus and the documents incorporated by reference. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus and any accompanying prospectus supplement.

You should read this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein or therein completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the section titled “Risk Factors” or incorporated by reference therein or otherwise incorporated by reference or included elsewhere in this prospectus, before deciding to invest in our shares of Common Stock. For purposes of this section, unless otherwise indicated or the context otherwise requires, all references to “TriSalus,” “the Company,” “we,” “our,” “ours,” “us” or similar terms refer to TriSalus Life Sciences, Inc. and its consolidated subsidiaries.

Overview

We are a growing, oncology focused medical technology business seeking to transform outcomes for patients with solid tumors by integrating our innovative delivery technology with standard-of-care therapies, and with our investigational immunotherapeutic, nelitolimod, a class C Toll-like receptor 9 agonist, for a range of different therapeutic and technology applications. Our ultimate goal is to transform the treatment paradigm for patients battling solid tumors. We have developed an innovative technology designed to overcome two of the most significant challenges that prevent optimal delivery and performance of therapeutics in these difficult-to-treat diseases: (i) high intratumoral pressure caused by tumor growth and collapsed vasculature restricting the delivery of oncology therapeutics and (ii) off target delivery. Nelitolimod, specifically, combined with our technology, aims to address the immunosuppressive properties of tumor immune cells in liver, pancreas and other solid tumors. By systematically addressing these barriers, we aim to improve response to therapies and to enable improved patient outcomes.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and therefore we intend to take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes- Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and our proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Common Stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1.0 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2025.

We are also a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our Common Stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of Common Stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

Corporate Information

Our principal executive offices are located at 6272 W. 91st Ave., Westminster, Colorado 80031 and our telephone number is (888) 321-5212. Our corporate website address is www.trisaluslifesci.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

We and our subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their business. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols.

Private Placement

On April 30, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with the Selling Stockholders, pursuant to which we sold and issued to the Selling Stockholders in a private placement (the “Private Placement”) an aggregate of 5,500,000 shares of Common Stock (the “Shares”). Each share of Common Stock was sold at a price of $4.00 per share. The Private Placement closed on May 2, 2025. We received aggregate gross proceeds from the Private Placement of approximately $22.0 million, before deducting estimated offering fees and expenses payable by us. Canaccord Genuity acted as sole placement agent for the Private Placement.

In connection with the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Selling Stockholders, pursuant to which we agreed to file a registration statement covering the resale of the Shares by no later than June 1, 2025 (the “Filing Deadline”). We agreed to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable, but in any event no later than the earlier of (i) the 60th calendar day following the initial filing date of the registration statement to which this prospectus is a part if the SEC notifies us that it will “review” the registration statement and (ii) the 5th business day after we are notified by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. We also agreed to use commercially reasonable efforts to keep such registration statement effective until the earlier of: (i) the date on which the Selling Stockholders shall have resold all of the Shares covered by such registration statement and (ii) the date on which the Shares may be resold without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 under the Securities Act, without the requirement for us to be in compliance with the current public information requirement under Rule 144.

For more information regarding the Private Placement, see our Current Report on Form 8-K filed with the SEC on April 30, 2025 and incorporated herein by reference.

THE OFFERING

Shares of Common Stock offered by the Selling Stockholders	5,500,000 shares of Common Stock.
Terms of the offering	Each Selling Stockholder will determine when and how it will sell the Common Stock offered in this prospectus, as described in the “Plan of Distribution”.
Use of proceeds	We will not receive any proceeds from the offer and sale of shares of Common Stock included in this prospectus by the Selling Stockholders. See “Use of Proceeds” for more information.
Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in the section titled “Risk Factors” beginning on page 4 of this prospectus and the documents incorporated herein by reference.
Nasdaq ticker symbol of Common Stock	“TLSI”

For additional information concerning the offering, see the section titled “Plan of Distribution” beginning on page 11 of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, you should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety together with other information in this prospectus and the documents incorporated by reference. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All of the shares of our Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their own account. We will not receive any of the direct proceeds from these sales. We will bear all fees and expenses incurred by us in effecting the registration of the Common Stock covered by this prospectus and any accompanying prospectus supplement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of our legal counsel and our accountants, blue sky fees and expenses and the expenses of any special audits incident to or required by the registration statement to which this prospectus is a part. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of Common Stock.

SELLING STOCKHOLDERS

This prospectus relates to the offer and sale from time to time by the Selling Stockholders of up to 5,500,000 shares of Common Stock. We are registering the Shares included in this prospectus pursuant to the Registration Rights Agreement in order to permit the Selling Stockholders to offer the Shares included in this prospectus for resale from time to time.

The table below presents information regarding the Selling Stockholders and the Shares that may be resold by the Selling Stockholders from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholders, and reflects holdings as of May 9, 2025. The number of shares in the column “Number Registered for Sale Hereby” represents all of the Shares being offered for resale by each of the Selling Stockholders under this prospectus. The Selling Stockholders may sell some, all or none of the Shares being offered for resale in this offering. We do not know how long the Selling Stockholders will hold the Shares before selling them, and we are not aware of any existing arrangements between the Selling Stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Shares being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholders have sole or shared voting and investment power. The percentage of shares of Common Stock beneficially owned by each of the Selling Stockholders prior to the offering shown in the table below is based on an aggregate of 37,838,962 shares of our Common Stock outstanding on May 9, 2025.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Stockholders have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Stockholders, the Selling Stockholders are not a broker-dealer or an affiliate of a broker-dealer.

Name of Selling Stockholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Beneficially After Offering
Alyeska Master Fund, LP(1)	557,500	557,500	-	*
Arthur J Benvenuto(2)	52,100	25,000	27,100	*
Beverly Lemmon(3)	3,750	3,750	-	*
Broadfin Holdings LLC(4)	125,000	125,000	-	*
Christopher C. Dewey Trust DTD 5/3/18(5)	1,786,614	62,500	1,724,114	4.6%
Christopher R. Havner Revocable Trust(6)	28,500	25,000	3,500	*
Cougar Capital LLC(7)	125,000	50,000	75,000	*
Frederic Hutchins Moll Revocable Trust(8)	234,224	125,000	109,224	*
James J. Pallotta(9)	2,145,587	200,000	1,945,587	5.1%
John Baran(10)	11,250	6,250	5,000	*
Entities affiliated with Lytton-Kambara Foundation(11)	941,395	750,000	191,395	*
Michael Stansky(12)	2,006,163	125,000	1,881,163	5.0%
Nantahala Capital Partners Limited Partnership(13)	457,086	457,086	-	*
NCP RFM LP(14)	225,300	225,300	-	*
Blackwell Partners LLC – Series A(15)	817,614	817,614	-	*
Pinehurst Partners, L.P. (16)	500,000	500,000	-	*
Pam Goldman(17)	35,000	25,000	10,000	*
Sands Point LLC(18)	2,217,256	125,000	2,092,256	5.5%
William Scott Miller(19)	306,204	45,000	261,204	*
Entities Affiliated with Special Situations Fund III QP, L.P. (20)	1,250,000	1,250,000	-	*

*Represents beneficial ownership of less than one percent of our outstanding Common Stock.

(1)	The shares registered for resale hereby represent 557,500 shares of Common Stock held by the Alyeska Master Fund, LP. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (the “Master Fund”), has voting and investment control of the shares held by the Master Fund. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Master Fund. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(2)	The shares registered for resale hereby represent 25,000 shares of Common Stock held directly by Arthur J Benvenuto. In addition, 27,100 shares of Common Stock issuable upon the exercise of warrants held by Mr. Benvenuto are not registered for resale by this prospectus. The address for Mr. Benvenuto is 375 Park Avenue, Suite 2205, New York, NY 10152.

(3)	The shares registered for resale hereby represent 3,750 shares of Common Stock held directly by Beverly Lemmon. The address for Ms. Lemmon is 24 Academic Road, East Brunswick, NJ 08816.

(4)	The shares registered for resale hereby represent 125,000 shares of Common Stock held directly by Broadfin Holdings LLC. Kevin Kotler is a managing member of Broadfin Holdings LLC and thus may be deemed to have beneficial ownership of the shares held directly by Broadfin Holdings LLC. The address for each of Broadfin Holdings LLC and Mr. Kotler is 200 Broadhollow Road, Ste. 207, Melville, NY 11747.

(5)	The shares registered for resale hereby represent 62,500 shares of Common Stock held directly by the Christopher C. Dewey Trust DTD 5/3/18. In addition, (i) 573,690 shares of Common Stock held by the Christopher C Dewey Trust DTD 5/3/1; (ii) 881,599 shares of Common Stock underlying private warrants held by the Christopher C Dewey Trust DTD 5/3/18; (iii) 127,913 shares of Common Stock issuable upon conversion of shares of the Series A Convertible Preferred Stock, $0.0001 par value per share of the Company (the “Series A Convertible Preferred Stock”) held by the Christopher C Dewey Trust DTD 5/3/18; (iv) 19,540 shares of Common Stock issuable upon conversion of dividends that have accrued, or will accrue within 60 days of May 9, 2025, on the shares of Series A Convertible Preferred Stock held by the Christopher C Dewey Trust DTD 5/3/18; (v) 44,532 shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Dewey Family Properties; (vi) 6,803 shares of Common Stock issuable upon conversion of dividends that have accrued, or will accrue within 60 days of May 9, 2025, on the shares of Series A Convertible Preferred Stock held by Dewey Family Properties; (vii) 17,055 shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Dewey Family Trust; (viii) 2,605 shares of Common Stock issuable upon conversion of dividends that have accrued, or will accrue within 60 days of May 9, 2025, on the shares of Series A Convertible Preferred Stock held by Dewey Family Trust; and (ix) 50,377 shares of Common Stock held directly by Christopher C. Dewey are not registered for resale by this prospectus. Mr. Dewey is the trustee of the Christopher C Dewey Trust DTD 5/3/18 and thus Mr. Dewey may be deemed to have beneficial ownership of the shares held directly by the Christopher C Dewey Trust DTD 5/3/18. The address for each of the Christopher C. Dewey Trust DTD 5/3/18, Dewey Family Properties, Dewey Family Trust and Mr. Dewey is 1800 Bay Drive, Miami Beach, FL 33141.

(6)	The shares registered for resale hereby represent 25,000 shares of Common Stock held directly by the Christopher R. Havner Revocable Trust. In addition, 3,500 shares of Common Stock held directly by Christopher Ryan Havner are not registered for resale by this prospectus. Christopher Ryan Havner is the controlling person of the Christopher R. Havner Revocable Trust and thus may be deemed to have beneficial ownership of the shares held directly by the Christopher R. Havner Revocable Trust. The address for each of the Christopher R. Havner Revocable Trust and Mr. Havner is 375 Park Avenue, Suite 2205, New York, NY 10152.

(7)	The shares registered for resale hereby represent 50,000 shares of Common Stock held directly by Cougar Capital LLC. In addition, 75,000 shares of Connon Stock held directly by Cougar Capital LLC are not registered for resale by this prospectus. Emanuel E. Geduld is the controlling person of Cougar Capital LLC and thus may be deemed to have beneficial ownership of the shares held directly by Cougar Capital LLC. The address for each of Cougar Capital LLC and Mr. Geduld is 20 West 55th Street, 10th Floor, New York, NY 10019.

(8)	The shares registered for resale hereby represent 125,000 shares of Common Stock held directly by the Frederic Hutchins Moll Revocable Trust. In addition, (i) 94,750 shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by the Frederic H. Moll Revocable Trust; and (ii) 14,474 shares of Common Stock issuable upon conversion of dividends that have accrued, or will accrue within 60 days of May 9, 2025, on the shares of Series A Convertible Preferred Stock held by the Frederic H. Moll Revocable Trust are not registered for resale by this prospectus. Frederic H. Moll is the controlling person of the Frederic Hutchins Moll Revocable Trust and thus may be deemed to have beneficial ownership of the shares held directly by the Frederic Hutchins Moll Revocable Trust. The address for each of the Frederic Hutchins Moll Revocable Trust and Mr. Moll is 4000 E Denny Blaine Pl., Seattle, WA 98112.

(9)	The shares registered for resale hereby represent 200,000 shares of Common Stock held directly by James J. Pallotta. In addition, (i) 1,831,319 shares of Common Stock and (ii) 114,268 shares of Common Stock issuable upon the conversion of private warrants directly held by Mr. Pallotta are not registered for resale by this prospectus. The address for Mr. Pallotta is 185 Dartmouth Street, 7th Floor, Boston, MA 02116.

(10)	The shares registered for resale hereby represent 6,250 shares of Common Stock held directly by John Baran. In addition, 5,000 shares of Common Stock held directly by Mr. Baran are not registered for resale by this prospectus. The address for Mr. Baran is 200 Watchung Fork, Westfield, NJ 07090.

(11)	The shares registered for resale hereby represent (i) 400,000 shares of Common Stock held directly by the Lytton-Kambara Foundation and (ii) 350,000 shares of Common Stock held directly by the Alice W. Lytton Family LLC. In addition, (i) 186,390 shares of Common Stock held directly by Laurence Lytton and (ii) 5,005 shares of Common Stock held by the Alice W. Lytton Family LLC are not registered for resale by this prospectus. Each of the Lytton-Kambara Foundation and the Alice W. Lytton Family LLC are controlled by Laurence Lytton and thus may be deemed to have beneficial ownership of the shares held directly by each of the Lytton-Kambara Foundation and the Alice W. Lytton Family LLC. The address for each of the Lytton-Kambara Foundation, the Alice W. Lytton Family LLC and Mr. Lytton is 467 Central Park West 17-A New York, NY 10025.

(12)	The shares registered for resale hereby represent 125,000 shares of Common Stock held directly by Michael Stansky. In addition, (i) 784,916 shares of Common Stock held directly by Mr. Stansky; (ii) 827,590 shares of Common Stock underlying private warrants directly held by Mr. Stansky; (iii) 142,126 shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held directly by Mr. Stansky; (iv) 21,712 shares of Common Stock issuable upon conversion of dividends that have accrued, or will accrue within 60 days of May 9, 2025, on the shares of Series A Convertible Preferred Stock held directly by Mr. Stansky; (v) 47,375 shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Sky View Investments LLC; (vi) 7,237 shares of Common Stock issuable upon conversion of dividends that have accrued, or will accrue within 60 days of May 9, 2025, on the shares of Series A Convertible Preferred Stock held Sky View Investments LLC; and (vii) 50,207 shares of Common Stock held by Sky View Investments LLC are not registered for resale by this prospectus. Mr. Stansky is the managing member of Sky View Investments LLC, has voting and investment discretion with respect to the shares held directly by Sky View Investments LLC and, as result, may be deemed to have beneficial ownership of the shares held by each of them. The address for each of Mr. Stansky and Sky View Investments LLC is 45 Temple Street Unit 611, Boston MA 02114.

(13)	The shares registered for resale hereby represent 457,086 shares of Common Stock held directly by Nantahala Capital Partners Limited Partnership. Nantahala Capital Management, LLC is a registered investment adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of Nantahala Capital Partners Limited Partnership as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by Nantahala Capital Partners Limited Partnership. The address for Nantahala Capital Partners Limited Partnership, Nantahala Capital Management, LLC and Messrs. Harkey and Mack is 130 Main Street, 2nd Floor, New Canaan, CT 06840.

(14)	The shares registered for resale hereby represent 225,300 shares of Common Stock held directly by NCP RFM LP. Nantahala Capital Management, LLC is a registered investment adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of NCP RFM LP as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by NCP RFM LP. The address for NCP RFM LP, Nantahala Capital Management, LLC and Messrs. Harkey and Mack is 130 Main Street, 2nd Floor, New Canaan, CT 06840.

(15)	The shares registered for resale hereby represent 817,614 shares of Common Stock held directly by Blackwell Partners LLC – Series A. Nantahala Capital Management, LLC is a registered investment adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of Blackwell Partners LLC – Series A as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by Blackwell Partners LLC – Series A. The address for Nantahala Capital Management, LLC and Messrs. Harkey and Mack is 130 Main Street, 2nd Floor, New Canaan, CT 06840. The address for Blackwell Partners LLC – Series A is 280 South Mangum Street, Suite 210, Durham NC 27701.

(16)	The shares registered for resale hereby represent 500,000 shares of Common Stock held directly by Pinehurst Partners, L.P. Nantahala Capital Management, LLC is a registered investment adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of Pinehurst Partners, L.P. as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by Pinehurst Partners, L.P. The address for Nantahala Capital Management, LLC and Messrs. Harkey and Mack is 130 Main Street, 2nd Floor, New Canaan, CT 06840. The address for Pinehurst Partners, L.P. is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.

(17)	The shares registered for resale hereby represent 25,000 shares of Common Stock held directly by Pam Goldman. The address for Ms. Goldman is 375 Park Avenue, Suite 2205, New York, NY 10152.

(18)	The shares registered for resale hereby represent 125,000 shares of Common Stock held directly by Sands Point LLC. In addition, (i) 1,000,000 shares of Common Stock; (ii) 947,508 shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held directly by Sands Point LLC; and (iii) 144,748 shares of Common Stock issuable upon conversion of dividends that have accrued, or will accrue within 60 days of May 9, 2025, on the shares of Series A Convertible Preferred Stock held directly by Sands Point LLC are not registered for resale by this prospectus. Kenneth G. Langone is the manager and sole member of Sands Point LLC and thus may be deemed to have beneficial ownership of the shares held directly by Sands Point LLC. The address for each of Sands Point LLC and Mr. Langone is 375 Park Avenue, Suite 2205, New York, NY 10152.

(19)	The shares registered for resale hereby represent 45,000 shares of Common Stock held directly by William Scott Miller. In addition, (i) 195,670 shares of Common Stock held directly by Mr. Miller; (ii) 56,850 shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held directly by Mr. Miller; and (iii) 8,684 shares of Common Stock issuable upon conversion of dividends that have accrued, or will accrue within 60 days of May 9, 2025, on the shares of Series A Convertible Preferred Stock held directly by Mr. Miller are not registered for resale by this prospectus. The address for Mr. Miller is 3304 Jean Circle, Tampa, Florida 33629.

(20)	The shares registered for resale hereby represent (i) 584,784 shares of Common Stock held directly by Special Situations Fund III QP, L.P.; (ii) 165,216 shares of Common Stock held directly by Special Situations Cayman Fund, L.P.; (iii) 250,000 shares of Common Stock held directly by Special Situations Life Sciences Fund, L.P., and (iv) 250,000 shares of Common Stock held directly by Special Situations Private Equity Fund, L.P. AWM Investment Company, Inc. (“AWM”) is the investment adviser to each of the Special Situations Funds. David Greenhouse and Adam Stettner are the principal owners of AWM. Through their control of AWM, Messrs. Greenhouse and Stettner share voting and investment control over the portfolio securities of each of the Special Situations Funds. Messrs. Greenhouse and Stettner disclaim any beneficial ownership of the reported shares other than to the extent of any pecuniary interest each of them may have therein. The address of AWM, each of the Special Situations Funds and Messrs. Greenhouse and Stettner is 527 Madison Avenue, Suite 2600, New York, NY 10022.

Relationship with the Selling Stockholders

On April 30, 2025, in addition to entering into the Purchase Agreement with the Selling Stockholders, we also entered into a tender and support agreement (the “Support Agreement”) and on May 2, 2025 the Registration Rights Agreement. In addition, Christopher Dewey is the former Chief Executive Officer of the Company and a former member of our Board of Directors. Other than Mr. Dewey, none of the Selling Stockholders or any persons having control over such Selling Stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

Securities Purchase Agreement

On April 30, 2025, the Company entered into the Purchase Agreement with the Selling Stockholders pursuant to which the Company agreed to issue and sell to the Selling Stockholders in the Private Placement an aggregate of 5,500,000 Shares of the Company’s Common Stock, at a purchase price of $4.00 per share. The Private Placement closed on May 2, 2025 (the “Closing Date”), and the Company received aggregate gross proceeds of approximately $22.0 million, before deducting estimated offering fees and expenses payable by the Company.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholders, indemnification rights and other obligations of the parties. In connection with the Private Placement, the Company and the Selling Stockholders entered into a Registration Rights Agreement on the Closing Date, pursuant to which the Company granted certain registration rights to the Selling Stockholders with respect to their Shares (as further described below). In addition, the Company committed to use commercially reasonable efforts to satisfy all of its obligations set forth in the Support Agreement. The Company and its directors and officers have agreed, for a period of 60 days after the date of the Purchase Agreement, to customary lock-up and clear market provisions, as applicable, subject to certain exceptions.

Registration Rights Agreement

On the Closing Date, the Company entered into the Registration Rights Agreement with the Selling Stockholders, pursuant to which the Company agreed to file a registration statement covering the Registrable Securities as promptly as reasonably practicable and in any event no later than June 1, 2025 (the “Filing Deadline”). The Company agreed to use commercially reasonable efforts to cause such registration statement to become effective at the earliest possible date, but no later than the earlier of (i) the 60th calendar day following the initial filing date of such registration statement if the SEC notifies the Company that it will “review” such registration statement and (ii) the 5th business day after the Company is notified by the SEC that such registration statement will not be “reviewed” or will not be subject to further review. The Company also agreed to use commercially reasonable efforts to keep such registration statement effective until the earlier of: (i) the date on which the Selling Stockholders shall have resold all of the Registrable Securities covered by such registration statement and (ii) the date on which the Registrable Securities may be resold without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 under the Securities Act, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) the registration statement has not been filed by the Filing Deadline, (ii) the registration statement has not been declared effective prior to the earlier of (A) the ninetieth (90th) calendar day following the initial filing date of the registration statement if the SEC notifies the Company that it will “review” the registration statement and (B) the 5th business day after the date which the Company is notified by the SEC that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason including by reason of a stop order or the Company’s failure to update such registration statement, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to the Selling Stockholders as liquidated damages in an amount equal to 1% of the aggregate amount invested by the Selling Stockholders in the Shares per 30-day period or pro rata for any portion thereof for each such month during which such event continues, subject to certain caps set forth in the Registration Rights Agreement. The Company is not obligated to pay liquidated damages during any periods it is unable to meet its registration obligations due to circumstances outside of the Company’s control, including the failure of a Selling Stockholder to furnish the information required pursuant to the Registration Rights Agreement.

The Company has granted the Selling Stockholders customary indemnification rights in connection with the registration statement. The Selling Stockholders have also granted the Company customary indemnification rights in connection with the registration statement.

Tender and Support Agreement

As a condition of the Selling Stockholders entering into the Purchase Agreement, the Company entered into the Support Agreement with certain holders (the “Supporting Holders”) of shares of the Company’s outstanding Series A Convertible Preferred Stock. Pursuant to the Support Agreement, the Company agreed to (i) initiate an exchange offer (the “Exchange Offer”) pursuant to a registration statement on Form S-4 to be filed with the SEC to offer all holders of the Series A Convertible Preferred Stock the opportunity to exchange their Series A Convertible Preferred Stock for Common Stock, with each share of Series A Convertible Preferred Stock offered to be exchanged into a number of shares of Common Stock equal to the quotient of (A) the sum of (1) $10.00, which is the liquidation preference per share of the Series A Convertible Preferred Stock (the “Liquidation Preference”), and (2) all accrued and unpaid dividends per share on the Series A Convertible Preferred Stock calculated as if such share remained outstanding on August 10, 2027 and dividends were being paid then, divided by (B) $4.00, and (ii) concurrent with the Exchange Offer, set a special meeting (the “Special Meeting”) to submit to the vote of the holders of Series A Convertible Preferred Stock an amendment to the Certificate of Designations, Preferences and Rights for the Series A Convertible Preferred Stock (the “Amendment”) to: (A) add the right of the Company to call, at any time, all or any portion of the then-outstanding shares of Series A Convertible Preferred Stock for conversion into shares of Common Stock equal to the quotient of (x) the sum of (1) the Liquidation Preference and (2) all accrued and unpaid dividends per share on the Series A Convertible Preferred Stock as of the conversion date, divided by (y) $5.277, which is the current conversion price per share for the Series A Convertible Preferred Stock, and (B) eliminate the conversion price reset provision in the Certificate of Designations, Preferences and Rights for the Series A Convertible Preferred Stock whereby the conversion price of the Series A Convertible Preferred Stock is subject to possible downward adjustment in July 2027. The per share amounts set forth above in this paragraph are subject to adjustment for the same adjustment events as apply to the conversion price for the Series A Convertible Preferred Stock and are set forth in the Certificate of Designations, Preferences and Rights for the Series A Convertible Preferred Stock. The affirmative vote of the holders representing at least a majority of the outstanding shares of Series A Convertible Preferred Stock is required to approve the Amendment.

The Supporting Holders hold approximately 55% of the shares of Series A Convertible Preferred Stock outstanding and have agreed to tender and exchange all of their shares of Series A Convertible Preferred Stock in the Exchange Offer and to vote all of their shares of Series A Convertible Preferred Stock to approve or consent to the Amendment and any other proposal required for the adoption of the Amendment or the consummation of the Exchange Offer.

The Company has agreed to take all steps reasonably necessary or desirable to commence the Exchange Offer and hold the Special Meeting as soon as practicable. The Support Agreement shall terminate upon the earlier of (i) the date the Company’s board of directors or committee thereof determines to no longer pursue the Exchange Offer, and (ii) September 30, 2025.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the Selling Stockholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholders for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the Shares offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Shares to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the Selling Stockholders shall have resold or otherwise disposed of all the Shares covered by this prospectus and (ii) the date on which the Shares covered by this prospectus may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

LEGAL MATTERS

The validity of our Common Stock covered by this prospectus has been passed upon for us by Cooley LLP.

EXPERTS

The consolidated financial statements of TriSalus Life Sciences, Inc. as of December 31, 2024, and for the year then ended, incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance on the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of TriSalus Life Sciences, Inc. as of December 31, 2023, and for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

TriSalus Life Sciences, Inc. has agreed to indemnify and hold KPMG LLP (KPMG) harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the inclusion (or incorporation by reference) of its audit report on the Company’s past financial statements included (or incorporated by reference) in this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the shares being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the shares offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.trisaluslifesci.com. Through our website, we make available, free of charge, the documents that are filed with, or furnished to, the SEC as soon as reasonably practicable after they are filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. Unless incorporated by reference herein in the section titled “Incorporation of Certain Information by Reference,” the information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

The documents we are incorporating by reference as of their respective dates of filing are (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC):

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025, as amended by the Form 10-K/A filed with the SEC on May 30, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2024 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 30, 2025;

•	our Current Reports on Form 8-K filed with the SEC on January 8, 2025, January 31, 2025, February 19, 2025, February 25, 2025, April 17, 2025, April 23, 2025, April 30, 2025 and May 30, 2025 (other than the portions thereof which are furnished and not filed); and

•	the description of our securities contained in Exhibit 4.7 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 14, 2024, together with any amendment or report filed with the SEC for the purpose of updating such description.

All documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

TriSalus Life Sciences, Inc.

6272 W. 91st Ave.,

Westminster, CO 80031

(888) 321-5212

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the shares being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$4,577
Accountants’ fees and expenses	$60,000
Legal fees and expenses	$50,000
Miscellaneous fees and expenses	$7,500
Total expenses	$122,077

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Common Stock covered by this prospectus will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the SEC, as estimated in the table above.

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation and Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (1) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for a director’s or officer’s acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for a director, unlawful payments of dividends or unlawful stock repurchases redemptions or other distributions, (4) for a director or officer, any transaction from which the director or officer derived an improper personal benefit or (5) for an officer, any action by or in the right of the corporation. The Registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors and officers.

The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 16. Exhibits and Financial Statement Schedules.

(a)       Exhibits.

The exhibits listed below are filed as part of this registration statement.

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
2.1†**	Agreement and Plan of Merger, dated as of November 11, 2022, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	Form 8-K	001-39813	2.1	November 14, 2022

2.2**	First Amendment to Agreement and Plan of Merger, dated as of April 4, 2023, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	Form 8-K	001-39813	10.1	April 5, 2023

2.3**	Second Amendment to Agreement and Plan of Merger, dated as of May 13, 2023, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	Form 8-K	001-39813	10.1	May 15, 2023

2.4**	Third Amendment to Agreement and Plan of Merger, dated as of July 5, 2023, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	Form 8-K	001-39813	10.1	July 6, 2023

4.1**	Second Amended and Restated Certificate of Incorporation of TriSalus Life Sciences, Inc.	Form 8-K	001-39813	3.1	August 16, 2023

4.2**	Amended and Restated Bylaws of TriSalus Life Sciences, Inc.	Form 8-K	001-39813	3.2	August 16, 2023

4.3**	Securities Purchase Agreement, dated April 30, 2025, by and among TriSalus Life Sciences, Inc. and the persons party thereto.	Form 8-K	001-39813	10.1	April 30, 2025

4.4*	Registration Rights Agreement, dated May 2, 2025, by and among TriSalus Life Sciences, Inc. and the person party thereto.

4.5**	Tender and Support Agreement, dated April 30, 2025, by and among TriSalus Life Sciences, Inc. and the persons party thereto.	Form 8-K	001-39813	10.3	April 30, 2025

5.1*	Opinion of Cooley LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.3*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

107*	Filing Fee Table.

*	Filed herewith.

**	Previously filed.

Item 17. Undertakings.

(a)   The undersigned registrant hereby undertakes as follows:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)   That, for the purpose of determining liability of the registrant under the Securities Act each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on this 30th day of May, 2025.

TRISALUS LIFE SCIENCES, INC.

By:	/s/ Mary Szela
Mary Szela
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mary Szela and James Young, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable TriSalus Life Sciences, Inc. to comply with the provisions of the Securities Act, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mary Szela	Chief Executive Officer and Director	May 30, 2025
Mary Szela	(Principal Executive Officer)

/s/ James Young	Chief Financial Officer	May 30, 2025
James Young	(Principal Financial and Accounting Officer)

/s/ Mats Wahlström	Director and Chairman of the Board	May 30, 2025
Mats Wahlström

/s/ Arjun Desai	Director	May 30, 2025
Arjun “JJ” Desai

/s/ Andrew von Eschenbach	Director	May 30, 2025
Andrew von Eschenbach

/s/ Gary Gordon	Director	May 30, 2025
Gary Gordon
/s/ Kerry Hicks	Director	May 30, 2025
Kerry Hicks

/s/ David J. Matlin	Director	May 30, 2025
David J. Matlin

/s/ Sean Murphy	Director	May 30, 2025
Sean Murphy

/s/ William Valle	Director	May 30, 2025
William Valle